EXHIBIT 5.1

                                  June 24, 2003

Billy Dead, Inc.
2312 Lorenzo Drive
Los Angeles, CA 90068

      Re:   Registration Statement on Form SB-2 for Series A Preferred Stock

Ladies and Gentlemen:

            We have acted as counsel to Billy Dead, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form SB-2, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 954,000 shares of its Series A Preferred Stock (the "Series A Preferred Stock"). The securities that may be issued pursuant to the Registration Statement are referred to as the "Securities."

      In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents and records as we have deemed necessary. We have assumed that (i) the issuance of any Securities, and the terms of any such issuance, will have been duly approved by the Board of Directors of the Company in accordance with applicable law, (ii) the Registration Statement, and any amendments thereto, will have become effective, and (iii) all Securities will be issued in compliance with applicable federal and state securities laws.

      We have assumed that the Securities to be issued will have been duly authorized and reserved for issuance and certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company that will be no less than the par value thereof.

      With respect to any of the 54,000 shares of Series A Preferred Stock issuable upon exercise of any warrants to purchase shares of Series A Preferred Stock discussed hereunder, we have assumed that such Securities will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise.

      Based upon the foregoing, we are of the opinion that the Securities, consisting of shares of Series A Preferred Stock, will be duly authorized and validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters." In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,


                                            HOWARD RICE NEMEROVSKI CANADY FALK &
                                            RABKIN, A PROFESSIONAL CORPORATION